UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.                      )

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PACE® Select Advisors Trust
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Information Statement

PACE® Select Advisors Trust

PACE® PACE Small/Medium Co Growth Equity Investments

1285 Avenue of the Americas
New York, New York 10019-6028

February 12, 2014

Dear Shareholder,

UBS Global Asset Management (Americas) Inc. ("UBS Global AM"), the manager of PACE Small/Medium Co Growth Equity Investments (the "Fund"), selects investment advisors for the Fund, a portfolio of PACE Select Advisors Trust (the "Trust"), subject to approval of the board of trustees (the "Board" or "Trustees") of the Trust. A significant service you receive with the Fund is the on-going review and due diligence by UBS Global AM of the Fund's investment advisors. We are pleased to inform you that, at the recommendation of UBS Global AM, the Trust's Board has appointed Lee Munder Capital Group, LLC ("LMCG") and Timpani Capital Management LLC ("Timpani") to serve as new, additional investment advisors to the Fund. LMCG and Timpani each assumed investment advisory responsibility with respect to a portion of the Fund's portfolio on November 25, 2013.

Copper Rock Capital Partners, LLC, Palisade Capital Management, L.L.C. and Riverbridge Partners, LLC continue to serve as investment advisors to the Fund. Each investment advisor is responsible for managing a separate portion of the Fund's assets, as allocated by UBS Global AM and overseen by the Board, with each employing different investment strategies, as discussed in the Fund's prospectus. The relative value of each investment advisor's share of the Fund's assets may change over time.

S1544

Please note that these transactions do not require a shareholder vote. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy. The purpose of this document is to provide you with additional information about these changes that we are required to make available to you.

Information regarding the PACESM Select Advisors Program

The PACE Select Advisors Program ("PACE Program") and the Trust are designed to assist you in devising an asset allocation strategy to meet your individual needs. Through the PACE Program, UBS Financial Services Inc. combines its ability to evaluate your investment objectives and risk tolerance, based on information that you provide, with professional investment advice and provides a suggested allocation of your assets among the portfolios of the Trust that conforms to the evaluation of those tolerances and objectives. Class P shares of the Trust are offered through the PACE Program; other share classes are offered to investors not participating in the PACE Program.

Pursuant to an investment management and administration agreement with the Trust ("Management Agreement"), UBS Global AM manages the investment operations of the Trust, administers the Trust's affairs, and is responsible for the selection, subject to review and approval by the Board, of the investment advisors for each of the portfolios of the Trust (other than PACE® Money Market Investments), including the Fund. UBS Global Asset Management (US) Inc. ("UBS Global AM (US)"), an affiliate of UBS Global AM, serves as the distributor of each portfolio's shares under a distribution contract that requires UBS Global AM (US) to use its best efforts to sell each portfolio's shares. Pursuant to an agreement with UBS Global AM (US), UBS Financial Services Inc. also serves as a dealer for the portfolios' shares. As of December 31, 2013, UBS Global AM had approximately $160 billion in assets under management. UBS Global AM is an indirect, wholly-owned asset management subsidiary of UBS AG and a member of the UBS Global Asset Management Division, which had approximately $653 billion in assets under management worldwide as of December 31, 2013. UBS AG is an internationally diversified organization headquartered in Zurich and Basel, Switzerland with operations in many areas of the financial services industry. The principal business office of UBS Global AM is located at 1285 Avenue of the Americas, New York, New York 10019-6028. The principal business office of UBS Financial Services Inc. is located at 1285 Avenue of the Americas, New York, New York 10019-6028.

PACE Small/Medium Co Growth Equity Investments

Background

In connection with its duties as the investment manager for the Trust, pursuant to the Management Agreement, UBS Global AM reviews and evaluates the Trust's investment advisors on an ongoing basis. At a meeting held on November 19-20, 2013 and pursuant to UBS Global AM's recommendation, the Board approved LMCG and Timpani as new investment advisors for the Fund and approved corresponding investment sub-advisory agreements between UBS Global AM and LMCG (the "LMCG Sub-Advisory Agreement") and between UBS Global AM and Timpani (the "Timpani Sub-Advisory Agreement") (each a "Sub-Advisory Agreement", and together, the "Sub-Advisory Agreements"). LMCG and Timpani each assumed investment advisory responsibility with respect to a separate portion ("Allocated Portion") of the Fund's portfolio effective November 25, 2013.

The Trustees determined to initially approve the Sub-Advisory Agreements after a thorough analysis of the proposed services to be provided by LMCG and Timpani. The material factors considered by the Trustees in approving the Sub-Advisory Agreements are set forth below under "Trustees' considerations."

Investment strategies of LMCG

In managing its Allocated Portion of the Fund, LMCG seeks to achieve competitive returns in small/medium capitalization companies by identifying unrecognized growth potential, wherever it exists across all industry sectors. LMCG seeks to identify firms with high quality business models, distinct competitive advantages, proven management teams, and significant growth potential. Revenue growth, margin expansion, and the ability to positively surprise and revise earnings estimates are key characteristics in LMCG's holdings. LMCG seeks to identify firms that have duration and sustainability of these characteristics based on their competitive positions in their respective industries.

Investment strategies of Timpani

In managing its Allocated Portion of the Fund, Timpani seeks to invest in small cap companies where growth is robust, sustainable and underestimated by the market. Timpani uses fundamental research, focusing on companies that it believes have superior management and whose business models have a high potential for earnings upside. Timpani forms an investment decision based on this research and an assessment of the market's perception of these companies. Timpani may invest in any sector, may emphasize one or more particular sectors and may sell a company's stock when it believes a company's prospects for growth have diminished. Timpani may also sell or reduce a portfolio position when it sees market sentiment turn negative on a stock held in the portfolio.

New Sub-Advisory Agreements

Under the relevant Sub-Advisory Agreement, subject to the supervision and direction of the Trustees and review by UBS Global AM and any written guidelines adopted by the Board or UBS Global AM, LMCG and Timpani, respectively, will provide a continuous investment program for the Fund (or any Allocated Portion thereof) including investment research and discretionary management with respect to all securities and investments and cash equivalents, and make decisions with respect to, and place orders for, all purchases and sales of the Fund's investments for its Allocated Portion, all in accordance with the Fund's investment objectives, policies and restrictions as stated in the Trust's currently effective registration statement under the Investment Company Act of 1940, as amended (the "Investment Company Act").

Under the relevant Sub-Advisory Agreement, LMCG and Timpani, respectively, will bear all expenses incurred by it in connection with its services to its Allocated Portion, but LMCG and Timpani, respectively, will not be responsible for any expenses incurred by the Trust, the Fund or UBS Global AM.

For the services provided and the expenses assumed by LMCG and Timpani, respectively, pursuant to the relevant Sub-Advisory Agreement, UBS Global AM (not the Fund), will pay to LMCG and

Timpani, respectively, a fee, computed daily and payable monthly, based on an annual percentage of the average daily net assets of its Allocated Portion of the Fund.

Each Sub-Advisory Agreement will remain in effect for two years after its effective date and will continue thereafter for successive periods of twelve months, provided that its continuance is approved at least annually (i) by a vote of a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) of the Trust ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

Each Sub-Advisory Agreement provides for termination, without payment of any penalty, by vote of the Board or by a vote of a majority of the Fund's outstanding voting securities on 30 days' written notice to the relevant investment advisor. UBS Global AM also may terminate each Sub-Advisory Agreement, without payment of any penalty: (i) upon 120 days' written notice to the relevant investment advisor; (ii) upon material breach by the relevant investment advisor of any of the representations, warranties and agreements contained in the Sub-Advisory Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global AM, the relevant investment advisor becomes unable to discharge its duties and obligations under the Sub-Advisory Agreement, including circumstances such as financial insolvency or other circumstances that could adversely affect the Fund. Each Sub-Advisory Agreement provides that the relevant investment advisor may terminate the Sub-Advisory Agreement, without payment of any penalty, on 120 days' written notice to UBS Global AM. Each Sub-Advisory Agreement terminates automatically in the event of its "assignment," as defined in the Investment Company Act, or upon termination of the Fund's Management Agreement with UBS Global AM.

As described below under "Additional information—SEC exemptive order," UBS Global AM has received an exemptive order from the US Securities and Exchange Commission ("SEC") enabling it to enter into an investment sub-advisory agreement with an investment advisor that has not been approved by a vote of the majority of the outstanding voting securities of a portfolio if certain conditions are met.

Each Sub-Advisory Agreement provides that the relevant investment advisor shall not be liable to UBS Global AM for any error of judgment or mistake of law or for any loss suffered by the Fund, the Trust or its shareholders or by UBS Global AM in connection with the matters to which the Sub-Advisory Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under the Sub-Advisory Agreement.

Trustees' considerations—LMCG

Background—At a meeting of the Board on November 19-20, 2013, the members of the Board, including the Independent Trustees, considered and approved the proposed LMCG Sub-Advisory Agreement. In considering the approval of the LMCG Sub-Advisory Agreement, the Board was able to draw on its knowledge of the Trust, its portfolios and UBS Global AM. The Board recognized its familiarity with UBS Global AM and the investment management and sub-advisory agreements for this and the other portfolios of the Trust, including the extensive materials the Board previously had reviewed in connection with the annual reconsideration of the contracts for the portfolios, and noted that it previously had received a memorandum from its independent legal counsel discussing, among other things, the duties of the board members in considering approval of Management and Sub-Advisory Agreements. The Board also received a memorandum from UBS Global AM discussing UBS Global AM's reasons for recommending LMCG as an investment advisor to the Fund.

In its consideration of the approval of the LMCG Sub-Advisory Agreement, the Board considered the following factors:

Nature, extent and quality of the services under the LMCG Sub-Advisory Agreement—The Board's evaluation of the services to be provided by LMCG to the Fund took into account the Board's knowledge and familiarity gained as board members of funds in the

UBS New York fund complex, including the Trust and its portfolios. The Board considered management's reasons for recommending LMCG as an additional investment advisor to the Fund, including management's belief that LMCG's "unrecognized growth stock"-oriented style would complement the strategies of the Fund's other current and proposed investment advisors. The Board also received materials from LMCG detailing its investment philosophy and met with representatives of LMCG, who discussed with the Board their investment philosophies and process and the backgrounds and qualifications of the portfolio management team. The Board noted that UBS Global AM planned to initially allocate approximately 3% of the Fund's investment portfolio to LMCG, and that this percentage could increase significantly in the long-term depending on LMCG's performance. The Board concluded that, overall, it was satisfied with the nature, extent and quality of services expected to be provided to the Fund under the proposed LMCG Sub-Advisory Agreement.

Sub-Advisory fee—The Board reviewed and considered the proposed contractual sub-advisory fee to be payable by UBS Global AM to LMCG in light of the nature, extent and quality of the sub-advisory services anticipated to be provided by LMCG. The Board noted that the proposed contractual sub-advisory fee was lower than the fees paid by UBS Global AM to the Fund's current sub-advisors and would result in a lower overall blended sub-advisory expense for UBS Global AM. The Board also noted that UBS Global AM voluntarily offered to split 50/50 with shareholders (via a corresponding waiver of its management fees charged to the Fund) any sub-advisory fee savings that UBS Global AM experienced as a result of engaging LMCG as an investment advisor. The Board determined that the proposed sub-advisory fee was reasonable in light of the nature, extent and quality of the services proposed to be provided to the Fund under the LMCG Sub-Advisory Agreement.

Fund performance—The Board received and considered composite performance information provided by LMCG. The Board also noted that, as LMCG would be a new investment advisor to the Fund, the current performance of the Fund was not a significant factor in the consideration of the approval of the LMCG Sub-Advisory Agreement.

Advisor profitability—Profitability of LMCG or its affiliates or UBS Global AM or its affiliates in providing services to the Fund was not a significant factor considered by the Board, as the sub-advisory fee would be paid to LMCG by UBS Global AM, out of the management fee paid to it by the Fund, and not by the Fund. As noted above, the Board observed that the contractual sub-advisory fee payable by UBS Global AM to LMCG would be lower than the fees paid by UBS Global AM to the Fund's current investment advisors. The Board indicated that it would further consider the implications, if any, of this lower overall blended sub-advisory expense to UBS Global AM and the 50/50 fee split noted above, among other matters, when it engages in its next full UBS Global AM management contract review, or before if appropriate. In this regard, it was noted that UBS Global AM provides updated profitability data on the Fund on an ongoing quarterly basis, which provides the Board with other opportunities to monitor the impact of the proposed changes on profitability going forward.

Economies of scale—The Board noted that, as the sub-advisory fee for the Fund would be paid by UBS Global AM, not by the Fund, consideration of economies of scale specifically with respect to the sub-advisory fee was not as relevant.

Other benefits to LMCG—The Board was informed by management that LMCG's relationship with the Fund would be limited to its provision of sub-advisory services to the Fund and that, therefore, management believed that LMCG would not receive tangible ancillary benefits as a result of its relationship with the Fund, with the exception of possible benefits from soft dollars (e.g., research credits related to transaction commissions) for the Fund (which also would potentially benefit the Fund). The Board recognized that LMCG could receive intangible benefits from its association with the Fund, such as increased name recognition or publicity from being selected as an investment advisor to the Fund after an extensive review process. Similarly, the Fund could benefit from having an investment advisor with a well-regarded reputation.

In light of all of the foregoing, the Board, including a majority of the Independent Trustees, approved the proposed LMCG Sub-Advisory Agreement for the Fund. No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the LMCG Sub-Advisory Agreement. The Independent Trustees were advised by separate independent legal counsel throughout the process.

Trustees' considerations—Timpani

Background—At the same meeting, the members of the Board, including the Independent Trustees, considered and approved the proposed Timpani Sub-Advisory Agreement. In considering the approval of the Timpani Sub-Advisory Agreement, the Board was able to draw on its knowledge of the Trust, its portfolios and UBS Global AM. The Board recognized its familiarity with UBS Global AM and the investment management and sub-advisory agreements for this and the other portfolios of the Trust, including the extensive materials the Board previously had reviewed in connection with the annual reconsideration of the contracts for the portfolios, and noted that it previously had received a memorandum from its independent legal counsel discussing, among other things, the duties of the board members in considering approval of Management and Sub-Advisory Agreements. The Board also received a memorandum from UBS Global AM discussing UBS Global AM's reasons for recommending Timpani as an investment advisor to the Fund.

In its consideration of the approval of the Timpani Sub-Advisory Agreement, the Board considered the following factors:

Nature, extent and quality of the services under the Timpani Sub-Advisory Agreement—The Board's evaluation of the services to be provided by Timpani to the Fund took into account the Board's knowledge and familiarity gained as board members of funds in the UBS New York fund complex, including the Trust and its portfolios. The Board considered management's reasons for recommending Timpani as an additional investment advisor to the Fund, including management's belief that Timpani's "earnings revision, price momentum"-oriented style would complement the Fund's other current and proposed investment advisors. The Board also received materials from Timpani detailing the investment advisor's investment philosophy and met with representatives of Timpani, who discussed with the Board their investment philosophies and process and the backgrounds and qualifications of the portfolio management team. The Board noted that UBS Global AM planned to initially allocate approximately 3% of the Fund's investment portfolio to Timpani, and that this percentage could increase significantly in the long-term depending on Timpani's performance. The Board concluded that, overall, it was satisfied with the nature, extent and quality of services expected to be provided to the Fund under the proposed Timpani Sub-Advisory Agreement.

Sub-Advisory fee—The Board reviewed and considered the proposed contractual sub-advisory fee to be payable by UBS Global AM to Timpani in light of the nature, extent and quality of the sub-advisory services anticipated to be provided by Timpani. The Board noted that the proposed contractual sub-advisory fee was lower than the fees paid by UBS Global AM to the Fund's current investment advisors and would result in a lower overall blended sub-advisory expense for UBS Global AM. The Board also noted that UBS Global AM voluntarily offered to split 50/50 with shareholders (via a corresponding waiver of its management fees charged to the Fund) any sub-advisory fee savings that UBS Global AM experienced as a result of engaging Timpani as an investment advisor. The Board determined that the proposed sub-advisory fee was reasonable in light of the nature, extent and quality of the services proposed to be provided to the Fund under the Timpani Sub-Advisory Agreement.

Fund performance—The Board received and considered composite performance information provided by Timpani. The Board also noted that, as Timpani would be a new investment advisor to the Fund, the current performance of the Fund was not a significant factor in the consideration of the approval of the Timpani Sub-Advisory Agreement.

Advisor profitability—Profitability of Timpani or its affiliates or UBS Global AM or its affiliates in providing services to the Fund was not a significant factor considered by the Board, as the sub-advisory fee would be paid to Timpani by UBS Global AM, out of the management fee paid to it by the Fund, and not by the Fund. As noted above, the Board observed that the contractual sub-advisory fee payable by UBS Global AM to Timpani would be lower than the fees paid by UBS Global AM to the Fund's current investment advisors. The Board indicated that it would further consider the implications, if any, of this lower overall blended sub-advisory expense to UBS Global AM and the 50/50 fee split noted above, among other matters, when it engages in its next full UBS Global AM management contract review, or before if appropriate. In this regard, it was noted that UBS Global AM provides updated profitability data on the Fund on an ongoing quarterly basis, which provides the Board with other opportunities to monitor the impact of the proposed changes on profitability going forward.

Economies of scale—The Board noted that, as the sub-advisory fee for the Fund would be paid by UBS Global AM, not by the Fund, consideration of economies of scale specifically with respect to the sub-advisory fee was not as relevant.

Other benefits to Timpani—The Board was informed by management that Timpani's relationship with the Fund would be limited to its provision of sub-advisory services to the Fund and that, therefore, management believed that Timpani would not receive tangible ancillary benefits as a result of its relationship with the Fund, with the exception of possible benefits from soft dollars (e.g., research credits related to transaction commissions) for the Fund (which also potentially would benefit the Fund). The Board recognized that Timpani could receive intangible benefits from its association with the Fund, such as increased name recognition or publicity from being selected as an investment advisor to the Fund after an extensive review process. Similarly, the Fund could benefit from having an investment advisor with an established or well-regarded reputation.

In light of all of the foregoing, the Board, including a majority of the Independent Trustees, approved the proposed Timpani Sub-Advisory Agreement for the Fund. No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Timpani Sub-Advisory Agreement. The Independent Trustees were advised by separate independent legal counsel throughout the process.

Additional information

SEC exemptive order

In October 2012, UBS Global AM and the Trust received an amended exemptive order ("Amended Order") from the SEC exempting them from certain provisions of the Investment Company Act. Specifically, the Amended Order permits the Trust and UBS Global AM, so long as certain conditions are satisfied, to enter into an investment sub-advisory agreement with an investment advisor that has not been approved by a vote of the majority of the outstanding voting securities of a portfolio. The Amended Order generally requires that shareholders of each affected portfolio be notified of an investment sub-advisory agreement that has been entered into within 90 days of the effectiveness of the investment sub-advisory agreement, and that the portfolio make available to shareholders information similar to that which would have been included in a proxy statement to shareholders.

Additional information about UBS Global AM, UBS Global AM (US) and UBS AG

UBS Global AM, a Delaware corporation, is the manager and administrator of the Fund. UBS Global AM (US), a Delaware corporation, serves as the principal underwriter of the Fund. UBS Global AM's principal business office is located at 1285 Avenue of the Americas, New York, New York 10019-6028. UBS Global AM (US) is located at 1285 Avenue of the Americas, New York, New York 10019-6028. UBS Global AM and UBS Global AM (US) are indirect wholly-owned subsidiaries of UBS AG. UBS Global AM is a member of the UBS Global Asset Management Division, which had approximately $653 billion in assets under management worldwide as of December 31, 2013 and is an investment advisor registered with the SEC. UBS AG is an internationally diversified organization with headquarters in Zurich and Basel, Switzerland with operations in many areas of the financial services industry. As of December 31, 2013, UBS Global AM had approximately $160 billion in assets under management.

Additional information about LMCG

LMCG, an SEC registered investment adviser located at 200 Clarendon Street, 28th Floor, Boston, Massachusetts 02116, was founded in 2000. In 2009, LMCG became an affiliate of Convergent Capital Management LLC ("CCM"), which acquired a majority ownership stake in the firm. CCM is the investment firm holding company of City National Corporation, located at City National Plaza, 555 South Flower Street, Los Angeles CA 90071. In addition to CCM, Rednum Family Investments, LP, which is controlled by the firm's founder, Lee P. Munder, is a significant owner and deemed to be a control person of the firm. LMCG's employees own the remaining interest in the firm. As of September 30, 2013, LMCG managed and advised assets of approximately $5.7 billion.

Andrew Morey, CFA, is responsible for the day-to-day management of LMCG's Allocated Portion. Mr. Morey is the Portfolio Manager of LMCG's Small Cap Growth and Small/Mid Cap Growth strategies. Prior to joining LMCG, Mr. Morey was a Partner with Crosswind Investments, LLC and the portfolio manager for the Crosswind Small and Small/Mid Cap Growth strategies. Mr. Morey was also the founder and lead portfolio manager of Tartan Partners, LLC. Prior to Tartan Partners, Mr. Morey worked at State Street Research & Management from 1995—2005.

The principal executive officers and board members of LMCG, as of the date of this document, are set forth below:

Name and Address	Position with LMCG*
Lee Munder Rednum Family Investments, LP 422 Sunset Road West Palm Beach, FL 33401	Board Member
Kenneth L. Swan 200 Clarendon Street, 28th Floor Boston, MA 02116	CEO & Board Member
Joseph F. Tower III 200 Clarendon Street, 28th Floor Boston, MA 02116	COO & CCO
Jeffrey P. Davis 200 Clarendon Street, 28th Floor Boston, MA 02116	Chief Investment Officer
R. Todd Vingers 200 Clarendon Street, 28th Floor Boston, MA 02116	Board Member, Portfolio Manager

*  None of the principal executive officers or board members of LMCG listed above has other principal employment other than his or her respective position(s) with LMCG or City National Corporation.

Name and Address	Position with LMCG*
Richard S. Gershen City National Bank City National Center 400 North Roxbury Drive Beverly Hills, CA 90210	Board Member
William J. Freeman City National Bank City National Center 400 North Roxbury Drive Beverly Hills, CA 90210	Board Member

*  None of the principal executive officers or board members of LMCG listed above has other principal employment other than his or her respective position(s) with LMCG or City National Corporation.

LMCG does not advise or sub-advise any other U.S. registered investment companies with an investment objective similar to that of LMCG's Allocated Portion of the Fund.

During the last fiscal year, the Fund did not pay commissions to any affiliated broker of LMCG and did not pay or accrue any fees to LMCG or its affiliates for services provided to the Fund.

Additional information about Timpani

Timpani is located at Two Park Plaza, 10850 West Park Place, Suite 1020, Milwaukee, Wisconsin 53212. Timpani was founded in 2008 to offer small cap growth investment strategies. Timpani is 100% employee owned, and William D. Forsyth and Brandon Nelson are deemed to be control persons of the firm. Timpani is an investment advisor with approximately $179 million in assets under management as of October 31, 2013.

Brandon Nelson is responsible for the day-to-day management of Timpani's Allocated Portion. Mr. Nelson is the Chief Investment Officer of Timpani and leads the three-person investment team managing the small cap growth strategy. Prior to co-founding Timpani in April 2008, Mr. Nelson was a senior portfolio manager and managing director at Wells Capital Management since 2005. Prior to that, he was with Strong Capital Management, Inc. as a research analyst from 1996 to 2000 and as a portfolio manager from 2000 to 2005.

The principal executive officers and board members of Timpani, as of the date of this document, are set forth below:

Name and Address	Position with Timpani*
William D. Forsyth 400 Skokie Boulevard, Suite 500 Northbrook, IL 60062	President
Brandon M. Nelson 10850 West Park Place, Suite 1020 Milwaukee, WI 53224	Chief Investment Officer
Mark A. Ziehr 400 Skokie Boulevard, Suite 500 Northbrook, IL 60062	Chief Financial Officer
Robert A. Nanney 400 Skokie Boulevard, Suite 500 Northbrook, IL 60062	Chief Compliance Officer

*  None of the principal executive officers or board members of Timpani listed above has other principal employment other than his or her respective position(s) with Timpani and/or its affiliates.

Below is information concerning another U.S. registered investment company with an investment objective similar to that of Timpani's Allocated Portion of the Fund, for which Timpani acts as the investment advisor:

Fund	Assets under management* (as of December 31, 2013, in thousands)	Management fee rate (as a percentage of average daily net assets)
Frontegra Timpani Small Cap Growth Fund	$7,100	1.00%

During the last fiscal year, the Fund did not pay commissions to any affiliated broker of Timpani and did not pay or accrue any fees to Timpani or its affiliates for services provided to the Fund.

*  Approximate value.

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Reports to shareholders

The Trust will furnish, without charge, a copy of the most recent Annual Report and the most recent Semiannual Report succeeding the Annual Report, if any, to shareholders of the Trust upon request. Requests for reports should be made by calling the Trust's transfer agent, BNY Mellon Investment Servicing (US) Inc., 400 Bellevue Parkway, Wilmington, Delaware 19809, toll-free at 1-800-647 1568.

*****

If you have any questions, please contact your investment professional.

February 12, 2014
1285 Avenue of the Americas
New York, New York 10019-6028

©UBS 2014. All rights reserved.
UBS Global Asset Management (Americas) Inc.
is a subsidiary of UBS AG.

www.ubs.com/globalam-us

PACE Select

Information Statement—Notice

PACE® Select Advisors Trust

PACE® Small/Medium Co Growth Equity Investments

1285 Avenue of the Americas
New York, New York 10019-6028

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

February 12, 2014

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet relating to PACE Small/Medium Co Growth Equity Investments (the "Fund"), a portfolio of PACE Select Advisors Trust (the "Trust"). We encourage you to access and review all of the important information contained in the Information Statement.

UBS Global Asset Management (Americas) Inc. ("UBS Global AM"), the manager of the Fund, selects investment advisors for the Fund subject to approval of the board of trustees (the "Board" or "Trustees") of the Trust. A significant service you receive with the Fund is the on-going review and due diligence by UBS Global AM of the Fund's investment advisors. We are pleased to inform you that, at the recommendation of UBS Global AM, the Board has appointed Lee Munder Capital Group, LLC ("LMCG") and Timpani Capital Management LLC ("Timpani") to serve as new, additional investment advisors to the Fund. Lee Munder and Timpani each assumed investment advisory responsibility with respect to a portion of the Fund's portfolio on November 25, 2013.

Copper Rock Capital Partners, LLC, Palisade Capital Management, L.L.C. and Riverbridge Partners, LLC continue to serve as investment advisors to the Fund. Each investment advisor is responsible for managing a separate portion of the Fund's assets, as allocated by UBS Global AM and overseen by the Board, with each employing different investment strategies, as discussed in the Fund's prospectus. The relative value of each investment advisor's share of the Fund's assets may change over time.

Additional information about UBS Global AM, LMCG, Timpani, the Sub-Advisory Agreements between UBS Global AM and LMCG and between UBS Global AM and Timpani with respect to the Fund, and the Board's approval of the Sub-Advisory Agreements is contained in the Information Statement.

Please note that, in reliance on exemptive relief obtained by UBS Global AM and the Trust from the Securities and Exchange Commission, the hiring of LMCG and Timpani on behalf of the Fund does not require a shareholder vote. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy.

This Notice of Internet Availability of the Information Statement is being mailed on or about February 18, 2014 to the Fund's shareholders of record as of January 30, 2014. The full Information Statement will be available for printing on the Fund's website at www.ubs.com/us/en/asset_management/individual_investors/ii_pace.html until on or about May 31, 2014. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (888) 793-8637 (select option number 1). If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.